Exhibit 10(a)3
SIXTH AMENDMENT TO THE
SOUTHERN COMPANY EMPLOYEE SAVINGS PLAN

WHEREAS, Southern Company Services, Inc. adopted the latest amendment and restatement of The Southern Company Employee Savings Plan (“Plan”), effective as of January 1, 2018;
WHEREAS, pursuant to Section 15.1 of the Plan, the Southern Company Employee Savings Plan Committee (“Administrative Committee”) may amend the Plan, provided the amendment either (a) does not involve a substantial increase in cost to any Employing Company, or (b) is necessary, proper, or desirable in order to comply with applicable laws or regulations enacted or promulgated by any federal or state governmental authority and to maintain the qualified status of the Plan; and
WHEREAS, the Administrative Committee, in its settlor capacity, desires to amend the Plan to provide for cessation of participation for employees of Sequent Energy Management, LP and Sequent Energy Canada Corp. who are no longer Employees due to the divestiture that occurred on July 1, 2021, and to provide for full vesting for the Accounts of such employees.
NOW, THEREFORE, pursuant to resolutions adopted on November 8, 2021, the Administrative Committee hereby amends the Plan as follows, effective as specified below:
1.
The Plan is hereby amended by adding a new paragraph (g) to Section 3.7 to read as follows:
(g)    Sequent.
(1)    Cessation of Participation. Effective as of July 1, 2021, (i) Sequent Energy Management, LP and Sequent Energy Canada Corp. and their direct and indirect subsidiaries will cease to be affiliated companies of Southern Company Gas for purposes of determining Employing Company status under the Plan; and (ii) Participants who cease to be Employees due to the sale of Sequent Energy Management, LP and Sequent Energy Canada Corp. will cease to be eligible to actively participate in the Plan.
(2)    Vesting Acceleration. Effective as of July 1, 2021, Participants who cease to be Employees due to the sale of Sequent Energy Management, LP and Sequent Energy Canada Corp. will be deemed to be fully vested in their Accounts for all purposes hereunder.
2.
Except as amended by this Sixth Amendment, the Plan shall remain in full force and effect.

SGR/26149302.1

IN WITNESS WHEREOF, the Administrative Committee, through its authorized representative, has adopted this Sixth Amendment to The Southern Company Employee Savings Plan, as amended and restated as of January 1, 2018, this 1st day of December, 2021.

EMPLOYEE SAVINGS PLAN COMMITTEE

By:	/s/James M. Garvie

Name:	James M. Garvie

Its:	Chairperson

SGR/26149302.1